Exhibit 10.5
Services Agreement
BioInnovation Labs LLC or its affiliates (collectively, “BioLabs”) and the licensee identified on the signature page of this agreement (“Client” or “Licensee”) hereby agree as of 30 May 2019 (the “Commencement Date”), to the following terms and conditions (the “Agreement”). Please note that “you” and “your” refer to the aforementioned Licensee, and “we” and “our” refer to BioLabs.
Whereas, New York University, a New York education corporation (“SOM”), on behalf of its School of Medicine has leased space at 180 Varick Street, NY, (the “Leased Premises”) from 180 Varick LLC (“Landlord”) pursuant to a lease agreement (the “Lease”) wherein SOM and BioLabs intend to operate a full-service biotech facility; and
Whereas, pursuant to that certain Management Services Agreement by and between SOM and BioLabs dated August 17, 2017, SOM has granted BioLabs a license (the “License”) for a portion of the Leased Premises (the “Licensed Premises”) with the intent that BioLabs sublicense to start-up companies desks and access to the common space, as set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.License:
(a)BioLabs hereby grants to Licensee, and Licensee hereby accepts from BioLabs, the license and privilege to use the Licensed Space (as defined on Exhibit A) at the Premises indicated in Exhibit A (and, to the limited extent set forth in Section 2(c), the Other Premises) until the earliest of (i) the second (2nd) anniversary of the Commencement Date, (ii) and such other date in which the Agreement is terminated earlier as set forth herein (the “Term”), and in accordance with the terms and conditions of this Agreement, This license does not convey title to any land or buildings or a leasehold interest in any premises used or occupied by Licensee. Licensee may request to add benches and/or desks to the Licensed Space but the Licensed Space will only be increased if approved by BioLabs in writing (which approval BioLabs may grant or withhold in its sole discretion).
(b)Licensee represents that it is not presently in default of a lease obligation to another lessor, nor would it be as a consequence of moving to BioLabs.
(c)Upon 30 days’ notice (the “Notice Period”) either party may terminate this Agreement for any reason or no reason. Additionally, we reserve the right to, in our sole discretion make any modifications, deletions or additions to these this Agreement provided that we provide you with 45 days’ notice thereof.
2.Space and Services:
(a)Locations of Licensed Space shall be designated by BioLabs and subject to change from time to time.
(b)Sharing or shift use of benches is not permitted; each bench may be used by only one scientist.
(c)During the Term, Licensee shall be entitled to the use of the shared common facilities at the Premises (as designated by BioLabs from time to time) and the shared common facilities at BioLabs’ Other Premises (as defined below), including equipment (e.g., printers) contained therein (the “Common Facilities”). Licensee agrees to not abuse its right to use the Common Facilities and Campus Amenities and shall share the Common Facilities and Campus Amenities with other clients of BioLabs in accordance with BioLabs policies for use of the Common Facilities. Without limiting any of its other rights or remedies, If BioLabs believes in its reasonable discretion that Licensee is abusing its right to use the Common Facilities, and Licensee does not alter its conduct after receiving notice from BioLabs about the abuse, BioLabs shall be entitled to treat Licensee’s conduct as a material breach of this Agreement.
(d)The Licensed Space and Common Facilities are 24x7 facilities, and you may conduct business at the Licensed Space and Common Facilities at any time.
(e)Licensee acknowledges that even in the best-managed shared environments, systems, services, and security failures will occur. BioLabs will use commercially reasonable efforts

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to provide quality services and otherwise maintain a quality environment, but you acknowledge that BioLabs is not responsible for financial or other losses as a consequence of the receipt of services from BioLabs, or lack or insufficiency thereof, regardless of the cause.
3.Moving Out:
(a)One of the benefits of our offering is to give clients the flexibility to be able to move elsewhere on short notice if their needs change. BioLabs requests that you provide as much informal notice as possible of any planned decrease in your use of our services. Giving us an idea of your future plans will not prejudice your access to current services, and may allow us to introduce you to alternative options.
(b)Over and above any informal conversations you may have with us, you agree to provide BioLabs at least 30 days’ advance Notice of termination of this Agreement as well as of any reduction of your BioLabs space or services used under this Agreement. This means 30 days’ Notice is required if you plan to leave, but also if you plan to decrease your Licensed Space at BioLabs. Please keep in mind that once you give us formal Notice, BioLabs will release that Licensed Space for reservation by others following the date you told us you will no longer require it, and it may not be possible for you to later reverse your decision.
(c)Sometimes Licensees need to vacate their space in less than 30 days from the time they provide us Notice. If this happens, you will still be responsible for full payment for your BioLabs fees through the full Notice Period, regardless of whether we reuse your space for others during that period.
(d)Any time BioLabs determines that a Licensee has vacated or abandoned a particular space, has left it and does not plan to return to work there, and/or has failed to make payments as required in this Agreement or does not intend to continue to pay its fees to BioLabs, we may deem your space to be vacant, we may pack up and remove your furniture, computers, experiments, files and other property, and we may redeploy the space to others’ use. If you had not given formal Notice of termination, we will deem that your Notice of termination was given effective as of the date that we make the above determination. We will send notification to the Licensee’s address set forth at the end of this Agreement.
4.Use of Facilities:
(a)The Licensee will use the private and shared laboratory and office facilities for general lab and office purposes and for no other purpose without prior written permission from BioLabs. Licensee may not offer services that compete with those already offered by BioLabs. Licensee shall not install any signs in or near the premises, and will coordinate any signage needs with BioLabs.
(b)Most services provided by BioLabs are provided on an ‘unmetered’ basis. This ‘unmetered’ basis is premised on a good-faith understanding between BioLabs and the Licensee that this privilege will not be abused. Employing BioLabs’s services and facilities beyond normal shared use, defined as the norm amongst other Licensees as reasonably determined by BioLabs, without prior discussion and approval, after having received Notice that BioLabs is concerned about this level of use, and having been given a reasonable opportunity to cure it, may be considered a breach of this Agreement. An example would be printing high volumes of material on the color printer. We would say this is a job for a printing company. Most special needs can be accommodated by prior arrangement.
(c)BioLabs is particularly sensitive in this regard to use of Common Facilities, such as common laboratories and conference rooms. Using the example of conference rooms, we define “normal use” as frequent short meetings throughout the day, long meetings occasionally, and multi-day long meetings very occasionally. All-day meetings should be no more frequent than once per quarter, on average. Please do not use the conference rooms for private phone calls during peak hours (9am - 5pm). More liberal usage during off-peak hours and weekends is fine. For common laboratory equipment and common laboratories, we define “normal use” as daily short-term use. If you expect to need to go beyond these guidelines, please discuss with us before moving in. Licensee shall be neat and orderly when using

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the Common Facilities (including, without limitation, by cleaning any mess left by Licensee in such area and removing all items brought into such area by Licensee). Please see Exhibit D for List of Services.
(d)To help maintain the security of the building, any guest who does not have their own key card is required to sign-in at the reception desk and wear a visitor badge on the premises. If you have contractors or part-time employees who perform work onsite two or fewer days per week, they may be considered visitors. These employees/contractors must sign-in like any other visitor. In the case that an employee or contractor is onsite more than two days weekly, they must be registered with BioLabs as an employee. This will give them building access and add them to your roster of onsite employees. This triggers an additional monthly per-person charge (at BioLabs’s then current rate) for the use of the BioLabs facility.
(e)Subject to BioLabs’s approval (which it may provide or withhold in its sole discretion), you may add additional employees to access the lab benches within your Licensed Space. Such access shall only be granted to employees for which you and BioLabs execute a Temporary Access Addendum in the form attached as Exhibit F hereto.
(f)You may be required to present a valid, government- issued photo identification in order to gain access to the Premises or Other Premises. For security purposes, we may regularly record via video certain areas of the Premises or Other Premises. If we deem it reasonably necessary, we may disclose information about you to satisfy applicable law, rule, regulation, legal process or government request, or to protect us, our members, or other individuals, or any of our or their property. It is your obligation to notify any of your guests about this policy.
5.Use of BioLabs Affiliate Facilities. Licensee may request to use available bench, desk space on the premises of BioLabs’ affiliates (e.g. BioLabs Cambridge, BioLabs San Diego) (“BioLabs Affiliate Space”) on a specified temporary basis. Any request for such use shall be in writing and specify: (i) the personnel of Licensee that would be using such premises; (ii)
the number of benches and desk required; and (iii) the dates for which Licensee seeks to use such space. Licensee shall not be entitled to use BioLabs Affiliate Space unless each of BioLabs and BioLabs’s applicable affiliate provide written approval of such request (which may be provided, rejected, or withheld in their sole discretion). Upon such approval, Licensee shall be entitled to use the BioLabs Affiliate Space as requested. Licensee agrees (for the benefit of BioLabs and the applicable BioLabs affiliate) that all terms and conditions governing Licensee’s use of the Licensed Space or Premises apply to Licensee’s use of the BioLabs Affiliate Space and the premises of such BioLabs affiliate.- Additionally, Licensee agrees to abide by the policies and codes of conduct of any BioLabs Affiliate Space that Licensee attends.
6.Environmental, Health, and Safety Services; Licensee is responsible for complying with all applicable state regulations and BioLabs policies (as provided to Licensee from time to time) regarding environmental, health, and safety (EHS) in its use of the Premises (and Other Premises) and the building in which the Premises (and Other Premises) are located (the “Building”). In order to maintain the appropriate permits, programs, and training, the Licensee must acknowledge and sign off on the BioLabs Commitment to Safety in Exhibit E. By signing this Agreement, you confirm that you have read and will comply with the requirements in Exhibit E.
7.Consumables and Equipment
(a)Except with respect to a reasonable amount of office equipment of a reasonable size and of the type and quantity typically in use in modern offices (all as determined in BioLabs’s discretion), Licensee shall not introduce, install or use any consumables, supplies or equipment that is not provided by or on behalf of BioLabs to Licensee hereunder without BioLabs’s advance written consent.
(b)If Licensee wishes to purchase any consumables, supplies or equipment (any such items, “Goods”) for its Licensed Space, Licensee must utilize the services of BioLabs as Licensee’s purchasing agent to effectuate such purchases on Licensee’s behalf. In its capacity

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as Licensee’s purchasing agent, BioLabs shall, on behalf of Licensee and not in its individual capacity (1) place orders for Goods with third party vendors, (2) receive and pay all vendor invoices for any such ordered Goods, (3) seek and collect payment from Licensee of all amounts necessary to pay in full the above-mentioned third party vendor invoices (or reimburse BioLabs for amounts advanced by BioLabs to pay such vendor invoices on Licensee’s behalf) in accordance with Section 9(b) and (c), and (4) receive and hold for Licensee all deliveries of such ordered Goods. It is expressly understood that all orders of Goods placed with a vendor by BioLabs in accordance with this Section 7 are direct purchases from such vendor by Licensee, and BioLabs’ role is merely as Licensee’s purchasing agent. Accordingly, title to all Goods purchased from a vendor in accordance with this Section 7 shall transfer directly from the vendor to Licensee, and Licensee shall be regarded as acquiring possession of all such Goods in accordance with the terms of the contract of sale with the vendor, but in no event later than immediately upon the delivery of such Goods to the Facilities. BioLabs shall make clear to vendors when placing orders in accordance with this Section 7 that such orders are being placed by BioLabs in its capacity as purchasing agent for Licensee, such that the contracts of sale are between the vendor and Licensee. BioLabs may, however, act as guarantor in respect of all amounts due to vendor for Goods ordered by BioLabs as purchasing agent for Licensee.
(c)In consideration of the Goods procurement services rendered by BioLabs to Licensee in accordance with Section 7(b), Licensee shall pay BioLabs a Goods procurement services fee equal to 15% of the total costs of Goods so procured, including without limitation all applicable sales, use or other transfer taxes and shipping costs reflected on vendor invoices (such fee, a “Goods Procurement Services Fee”). [Items, not total costs of Goods, which exceed $2,000, will incur maximum service fee of $300.
(d)BioLabs reserves the right to prohibit or limit the volume of any consumables, supplies or equipment stored by BioLabs that BioLabs determines in its reasonable discretion: (i) could pose an unacceptable risk to the Licensed
Space, Common Facilities; (ii) could interfere with BioLabs’s efforts maintain a safe and attractive work space for all; or (iii) does not allow for an equitable allocation of storage space for BioLabs’s other clients. Licensee acknowledges that BioLabs’s ability to store consumables and supplies is subject to BioLabs’s available storage capacity, equipment and other facilities, all of which are subject to change without notice. BioLabs shall use commercially reasonable efforts to store Licensee supplies and consumables in accordance with Licensee’s written storage instructions to the extent agreed to in advance by BioLabs. Notwithstanding the foregoing, Licensee acknowledges that BioLabs does not guarantee that Licensee consumables, equipment or supplies will be kept secure or free from contamination or other losses, but will apply commercially reasonable efforts to do so.
8.Mail.  Subject to availability, you may elect to receive mail and packages at one of our locations. If you have done so, we will accept mail and deliveries on your behalf during regular business hours on regular business days. We have no obligation to store such mail or packages for more than thirty (30) days of our receipt or if we receive mail or packages after this Agreement terminates. This feature is meant to allow you to accept business correspondence from time to time. It is not meant for an address for the receipt of merchandise or personal goods. As such, we have no obligation to accept bulk or oversized mail or packages.
9.Payment:
(a)At the beginning of each calendar month, BioLabs will provide Licensee with an invoice setting forth the License Fee for that month. BioLabs, or its affiliates, will invoice Licensee for Consumables Fees as they arise or at the end of each calendar month.
(b)Licensee shall execute the automatic debit authorization form attached hereto as Exhibit B and provide BioLabs with financial or banking information sufficient to permit BioLabs to make an automatic bank debit (ACH) for all License Fee and Consumables Fee invoices issued by BioLabs. Licensee hereby authorizes BioLabs to withdraw (i) each License Fee

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invoice amount upon Licensee’s receipt of the applicable invoice; and (ii) each Consumable Fee invoice amount within thirty (30) days after the date of such invoice. If Licensee requests an order for consumables, supplies, and/or equipment with a total cost equal to or greater than $10,000, BioLabs shall be entitled to immediate reimbursement from Licensee for such total cost and Licensee also authorizes BioLabs to withdraw such amount. Additionally, BioLabs may, in its sole discretion, condition its purchase of Consumables on Licensee’s prepayment therefore.
(c)Licensee acknowledges that the License Fee may change from month to month, depending on the number of users, benches, private labs, private offices and/or desks that constitute the Licensed Space in any given month. Licensee also acknowledges that the rates set forth in Exhibit A are only applicable to the Term and may not apply in any subsequent agreement or renewal.
(d)Licensee’s payments not made when due shall bear interest at a rate equal to the lower of (I) ten percent (10%) per annum, or (ii) the highest rate allowed under applicable law. In addition, Licensee shall pay reasonable attorney’s and/or arbitrator’s fees and other costs incurred by BioLabs in conjunction with collecting any late payment, all of which are to be paid by Licensee within five (5) days of receipt of BioLabs’ invoice therefore.
10.Access to Licensee spaces:  The Licensee acknowledges that BioLabs’ active management of the office space and lab and BioLabs’ provision of a variety of office and lab services including, where applicable, cleaning, removal of common and biohazard waste, environmental health and safety services, maintenance of compliance with local, state and federal licenses and regulations, phones, internet connections, and so forth necessitates that BioLabs be able to access the Licensee’s premises in the same manner that Licensee’s own internal office managers and technology support staff would, without advance notice, in order to provide said services, view the condition of the premises, make alterations and repairs and so forth. We will make reasonable efforts to ensure that such visits do not disrupt the Licensee’s operations.
11.Retainer Fee:
(a)No later than the first day of the Term, Licensee shall provide a retainer fee payment to BioLabs (via ACH) in an amount equal to one time the expected monthly License Fee (the “Retainer Fee”) plus a decontamination fee in the amount set forth in Exhibit A. In the event that BioLabs later determines, in its reasonable discretion, that Licensee’s use, access, or other activities conducted hereunder substantially exceed the aforementioned retainer fee. BioLabs reserves the right to increase the amount of the Retainer fee required of Licensee, and require Licensee to pay the increase, upon thirty (30) days advance written notice (for example: if you double the amount of desks and benches in the Licensed Space, then your fees double and the amount of your required Retainer fee will double as well, to keep step with your fees). BioLabs may, in its discretion, apply Licensee’s Retainer fee to any charges or other payments due from Licensee or to any other amount it may be required to expend on Licensee’s behalf or as a result of Licensee’s acts or omissions. If BioLabs notifies Licensee that Licensee’s Retainer fee is below the original level, then, Licensee shall pay BioLabs with such amount as necessary to restore the Retainer fee to its original level.
(b)The required Retainer Fee amount shall be increased by an additional one (1) month’s License Fee if you are late in payment on two (2) separate occasions, where Notice of your lateness is provided after the first occasion.
(c)If you are not in default or breach of this Agreement at the end of the term, the unapplied balance of the Retainer Fee shall be returned to you without interest within 30 days’ after your departure.
12.Liability for Damages:  Licensee acknowledges liability for any damage to equipment, furnishings, and any other property of BioLabs, the Landlords (as defined hereafter) or their other licensees, or any missing property, caused by Licensee, its employees, guests, or affiliated parties, excluding damage due to normal wear and tear. Licensee agrees to pay the cost to repair or replace (at full replacement cost) the missing or damaged property, at the discretion of BioLabs.

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13.Intellectual Property of others.  You must not directly or indirectly take, copy or use any information or intellectual property belonging to other members or member companies or any of their guests, including without limitation personal names, likenesses, voices, business names, trademarks, service marks, logos, trade dress, other identifiers or other intellectual property, or modified or altered versions of the same.
14.Technology Release.  We may need to install software onto your computer, tablet, mobile device or other electronic equipment to provide you with certain amenities. You acknowledge that your refusal to install such software may affect your ability to properly receive such amenities. We may also provide you with technical support at your request. You agree that we (a) are not responsible for any damage to any of your electronic equipment or systems related to such technical support or software installation; (b) do not assume any liability or warranty in the event that any manufacturer warranties are voided; and (c) do not offer any verbal or written warranty, either expressed or implied, regarding the success of any technical support. Furthermore, you acknowledge that you have no expectation of privacy with respect to our internet connection, networks, telecommunications systems or information processing systems (including any stored computer files, email messages and voice messages), and your activity and any files or messages on or using any of those devices or systems may be monitored at any time without notice, including for security reasons and to ensure compliance with our policies, regardless of whether such activity occurs on equipment owned by you or us.
15.Pets and Live Animals.  You shall not bring pets or other animals onto the premises without our express written consent (which, if provided, we may revoke in our sole discretion). You will be responsible for any injury or damage caused by any animal you or any of your employees, invitees or guests bring into any Premises or Other Premises. We will not be responsible for any injury to any such animal.
16.Acceptable use rules and regulations:
(a)The Licensee acknowledges that no trade or occupation shall be conducted in the premises or use made thereof which will be unlawful, improper or offensive, or contrary to any law or any municipal by-law or ordinance in force in the City of New York. BioLabs explicitly prohibits the conduct of business directly related to pornography or gambling.
(b)Licensee agrees with BioLabs that Licensee shall not cause disturbances, create odors, noises or situations any of which may be offensive to other Licensees or that would interfere with the normal operations of BioLabs. While at BioLabs, Licensee agrees not to intentionally display or print Services Agreement pornography. Licensee agrees not to send unsolicited commercial email (spam) using BioLabs’ network, and to cooperate fully when requested by BioLabs to remove viruses, worms, Trojans, bots and other malware from its computer systems. Licensee shall not disturb, disrupt or otherwise impede any of BioLabs’s other clients from their equitable access and use of the Common Facilities or Campus Amenities.
(c)To minimize interference with the common wireless data and voice network(s) BioLabs provides for the use of all clients, Licensee agrees that it will not set up an independent wireless network at BioLabs without prior consultation and approval from BioLabs technology staff.
(d)Licensees are welcome to state that they are located at BioLabs and are a client of BioLabs. Licensees agree not to describe BioLabs or the Landlords as a business partner (or similar) without written permission.
(e)It is understood and agreed that Licensee shall comply with any rules and regulations issued by BioLabs or the Landlords from time to time (including, without limitation, codes of conduct, environmental, health and safety policies) from and after the date on which Licensee is made aware of such rules and regulations.
(f)Licensee acknowledges that it will be in close proximity to other companies who are

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customers of BioLabs, and it is the Licensee’s sole responsibility to protect the confidentiality of its information. BioLabs hereby waives any responsibility, and hereby disclaims any and all liability, arising out of or in connection with the protection, or lack thereof, of Licensee’s information.
17.Insurance:  Licensee agrees to the insurance terms set forth in Exhibit C applicable to the Premises (i.e. C-1 or C-2). Fire: The Licensee shall not permit any use of fire in its premises (candles, matches, etc.) for any reason except for the regulated use of laboratory equipment, i.e. Bunsen burner.
18.Indemnification and Liability:
(a)To the greatest extent permitted by law, except for harm caused by gross negligence or willful misconduct of BioLabs or the Landlords, Licensee hereby indemnifies and holds harmless BioLabs, the Landlords, and their respective sponsors, partners, members, officers, employees, agents, landlords, other licensees and property managers (and the affiliates thereof and their respective employees) from any claims, liabilities, losses or damages incurred by BioLabs or such persons and entities (including ail costs and expenses of defense of any action or proceeding) arising out of, directly or indirectly, any claim against or incident to, or any injury to or death of the Licensee, its employees, its successors and assigns, or the contractors, agents or invitees of any of them or any damage to or loss of property of such persons or entities. Licensee shall maintain adequate insurance for the foregoing and present evidence of same to BioLabs upon request.
(b)If any court should find BioLabs or the Landlords liable for any loss or damage of any kind for any reason related to Licensee or its employees, guests and affiliated parties, Licensee agrees that, to the greatest extent permitted by law, the limit of BioLabs’ and Landlords’ liability shall be the amount that Licensee has paid BioLabs under this Agreement,
19.Waiver of Subrogation:  Licensee hereby (i) waives on behalf of itself and its insurer(s) (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the Landlords, Sublandlord(s), BioLabs and their agents, officers, directors, servants, partners, members, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the premises or the Building or any improvements thereto, or any personal property of such Licensee (or any of its employees, contractors or other agents or invitees) therein which is insured against under any insurance policy actually being maintained by such Licensee (or such other parties) from time to time, even If not required, or which would be insured against under the terms of any insurance policy required to be carried or maintained by such Licensee, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the Landlords or other Related Parties; and (ii) agrees to cause appropriate clauses to be included in all of its insurance policies as necessary.
20.Maintenance:  The Licensee agrees to maintain the office and lab In good condition, damage by normal wear and tear, fire and other casualty only excepted, and acknowledges that the office and lab are now in good order. The Licensee shall not permit the office or lab to be overloaded, damaged, stripped or defaced. Any equipment needed beyond what is provided by BioLabs must be approved in writing prior to install to avoid overloading of circuits or excessive drain on other utilities.
21.Emergency Procedures;  Licensee management should inform all their employees of the life safety policies and emergency procedures of the Building and conduct periodic training regarding the same. A representative of the Building’s management is available to participate in Licensee safety and security awareness sessions. While BioLabs employees and employees of BioLabs’s other licensees may be available to offer assistance in the event of an emergency, Licensee’s management hereby acknowledges and agrees that these individuals may not always be available and are not trained safety professionals, and cannot be relied upon to provide error-free assistance.

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22.Alterations-Additions:  The Licensee shall not make any alterations or additions to the office or laboratory (including any wiring or cabling in the walls or any conduit) without the prior written consent of BioLabs and shall never make structural alterations or additions. All allowed alterations shall be at Licensee’s expense and shall be in quality at least equal to the present construction. Licensee shall not permit any mechanics’ liens, or similar liens, to remain upon the licensed premises for labor and material furnished to Licensee or claimed to have been furnished to Licensee in connection with work of any character Services Agreement performed or claimed to have been performed at the direction of Licensee and shall cause any such lien to be released of record forthwith without cost to BioLabs or the Landlords. If requested by BioLabs or by the Landlords, Licensee shall remove any alterations or additions prior to expiration of or earlier termination of this Agreement, and repair and restore all areas or elements affected by such alterations or additions (or by the removal there) to their former condition. Any alterations or improvements made by the Licensee which are not requested to be removed shall become the property of BioLabs and the Landlords upon termination of this Agreement.
23.Assignment and Rights and Notifications Concerning Invitees:
(a)The Licensee shall not assign this Agreement, sublicense all or any portion of the premises licensed to Licensee hereunder to any other party, or permit the use or occupancy of such licensed premises by any other party, in each case without BioLabs’ prior written consent. Notwithstanding such consent, Licensee shall remain liable to BioLabs and the Landlords for the payment of all charges and for the full performance of the covenants and conditions of this Agreement. Also notwithstanding such consent, to the extent that a court order, secured credit contract, sale, invitation by the Licensee for other parties to use BioLabs’ facilities as their offices with or without informing BioLabs, or other process, introduces new parties which become owners or responsible parties for Licensee and/or property stored at the Licensee’s premises, Licensee must bind such parties to this Agreement, and notify BioLabs of the names and contact information for the same parties. These parties shall in any case be deemed to be signatories to this Agreement by virtue of having taken an interest in property located in the Licensee’s premises or by virtue of having commenced to use BioLabs facilities or services in their own right.
(b)The Licensee shall not cause or permit any other persons or entities present at the Landlords’ premises by the Licensee’s invitation or consent, whether affiliated with the Licensee or otherwise, to operate an office, use a laboratory or conduct a separate business out of the Landlords’ premises unless such invitees have entered into an agreement with BioLabs to do so. BioLabs shall have sole discretion as to whether others should be added as additional parties to this Agreement. In the event the Licensee allows any invitee to operate an office or conduct a business out of the Landlords’ premises without BioLabs’s permission or modification of this Agreement, the Licensee hereby agrees on behalf of itself and its insurers that it will defend and indemnify BioLabs, and the Landlords with respect to the invitee to the same extent required under this Agreement with respect to the Licensee. To avoid any potential confusion concerning whether certain entities are invitees of Licensee, the Licensee shall provide BioLabs with documentation concerning any of its corporate name changes or DBA filings within thirty (30) days of filing. If Licensee wishes to do business at BioLabs under a name other than its legal name, (e.g. by accepting mail under that other name or by using that other name on the sign on its work area entry, etc.) Licensee agrees to register such name with the City of New York as a DBA.
24.Subordination:  This Agreement shall be subject and subordinate to any and all leases, mortgages, deeds and other instruments in the nature of a lease, mortgage or deed, existing now or at any time hereafter, a redacted copy of which shall be furnished to Licensee at Licensees request, and to any condominium regime or ground lease, and to any other instrument constituting a lien or liens on the property of which the licensed premises is a part and the Licensee shall, as requested by BioLabs, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Agreement to said

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lease, mortgage, deed or other such instruments. Termination of the Landlords’ lease or leases with the owner of the premises, or termination of the Landlord’s Lease with BioLabs, will terminate this Agreement and all of BioLabs’ and Landlords’ obligations to the Licensee. Licensee acknowledges that BioLabs’ Landlords have reserved the right to review and approve all license agreements, and that BioLabs is obligated to terminate any license agreement, which may include this Agreement, if objected to by the Landlords. BioLabs agrees to promptly deliver this Agreement to the Landlords for review and approval, and shall notify Licensee of the Landlords’ decision with regard to this Agreement within one (1) business day after receipt of such decision from the Landlords.
25.Casualty and Condemnation:
(a)If the Building or the premises therein leased to BioLabs by the Landlords (the “Lease”) are damaged or destroyed by fire or other cause such that the owner of the Building determines not to rebuild the same or exercises any right it may have to terminate the Lease, this Agreement shall expire at such time as BioLabs’ interest in the Building under the Lease is terminated and Licensee thereupon shall surrender its premises to BioLabs and shall pay all charges through the time of such termination. In the event that such owner shall decide to restore or rebuild the Building, and BioLabs’ interest in the Building under the Lease is not terminated, this Agreement shall remain in full force and effect; however, the charges payable hereunder shall be abated in proportion to the time in which Licensee has been deprived use of its premises. In no event shall BioLabs or the Landlords be liable to Licensee for any loss or damage occasioned by such fire or other cause.
(b)If the whole or substantially the whole of the Building is condemned or taken in any manner for any public or quasi-public use or purpose, this Agreement shall cease and terminate as of the date of the taking of possession for such use or purpose. If less than the whole or substantially the whole of the Building shall be so condemned or taken, whether or not Licensee’s premises is affected, then BioLabs may, at its option, terminate this Agreement as of the date of the taking of possession of such use or purpose by notifying Licensee in writing of such termination. Upon any such taking or condemnation and this Agreement continuing in force, the fees payable by the Licensee hereunder shall be abated in proportion to the time in which Licensee has been deprived of use of its premises. Licensee shall have no claim arising from any such taking and, without limitation, no claim against any proceeds paid on account of such taking.
26.Termination:  In addition to the termination provisions contained in Section 1, BioLabs may also terminate this Agreement, including but not limited to the Licensee’s access to the office and laboratory, at any time after the following:
(a)The Licensee shall fail to pay any charge or other sum due under this Agreement within ten (10) calendar days’ following Notice of delinquency; or
(b)The Licensee shall default in the observance or performance of any other of the Licensee’s covenants, agreements, or obligations hereunder and such default shall remain uncured after ten (10) calendar days’ Notice of the same; or
(c)The Licensee shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Licensee’s property for the benefit of creditors; or
(d)Licensee makes a material misrepresentation to BioLabs, materially violates applicable law, or materially breaches Section 16.
27.Holdover:  Prior to the date on which this Agreement expires or is earlier terminated, Licensee is obligated to remove all of its effects, including consumables, instruments, and other property, from the premises. Chemicals will have to be disposed of or removed by the Licensee prior to such date, at the Licensee’s sole cost and expense. Should Licensee fail to remove its effects and vacate its premises prior to the expiration or earlier termination of this Agreement, the Licensee will be obligated to pay BioLabs 200% of its monthly License Fee, pro-rated by days, until the date Licensee vacates

Services Agreement
the premises and properly disposes of any remaining material, including chemicals.
28.Notice:  Notice (“Notice”) shall be defined as any notice that is delivered in writing, either by hand, by e-mail, or by physical mail, to one or more responsible parties at the Licensee’s address set forth at the end of this Agreement, or to BioLabs as provided herein, as applicable, provided that there is a reasonable record kept thereof as relating to both the date of the communication and as to the content thereof. Such a reasonable record can include printed or electronic copies of said communications. Any Notice under this Service Agreement that is sent by mail shall be deemed received, if property addressed, three (3) business days after any such Notice is deposited in the United States mail certified, postage-prepaid, return-receipt requested. If the Licensee’s address as set forth below is given as blank or as being within the Landlords’ premises, then Notice shall be deemed received if delivered by hand to Licensee’s mailbox within the premises. Any Notice to Licensee under this Service Agreement that is sent by e-mail shall be deemed received if delivered to the e-mail address set forth below or another e-mail address reasonably believed by BioLabs as being that of a responsible party at the Licensee, three (3) business days after any such notice is sent, provided that no automatic response has been received from the recipient’s e-mail system indicating non-receipt of the email message or unavailability of the recipient. No oral communication shall be deemed a notice under this Agreement.
29.Surrender:  The Licensee shall, prior to the expiration or other termination of this Agreement, remove all of the Licensee’s goods and effects from the premises, as more particularly set forth in Section 27 above, and remove and restore any alterations or additions as set forth in Section 22 if applicable, and deliver the premises to BioLabs empty and broom clean and in good order and repair. Licensee shall deliver to BioLabs all keys and access cards thereto. Improvements and fixtures permanently affixed to the premises and not requested to be removed shall become the property of BioLabs and may not be removed upon departure without express permission. In the event that any property remains in the premises after termination for any reason, it shall be deemed that it was the Licensee’s intent that it becomes the property of BioLabs, to use, sell or dispose of as it sees fit.
30.Non-solicitation of Employees: Licensee hereby acknowledges that employees of BioLabs have been carefully selected and/or received training from BioLabs and agrees not to employ or solicit for employment any employee of BioLabs for a period of 12 months following termination of this Agreement and further agrees that in any case if such employee is hired, Licensee shall pay BioLabs the sum equal to six months of the employee’s annual salary previously paid to employee by BioLabs as liquidated damages. BioLabs agrees not to employ or solicit far employment any employee of Licensee during the period this Agreement is in effect. Licensee may procure a BioLabs. employee’s services for consulting outside of regular business hours provided a non-compete agreement has been
31.Permission:  Licensee hereby grants to BioLabs permission to use Licensee’s name and logo on BioLabs’ website and in advertising and promoting BioLabs’ facility for the sole purpose of identifying Licensee as a licensee of BioLabs. Upon receipt by BioLabs of a written request submitted by Licensee, BioLabs will submit to Licensee advance copies of any materials bearing Licensee’s logo for Licensee’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Additionally, Licensee acknowledges that BioLabs may provide non- confidential descriptive material regarding Licensee’s business and operations at the facility (including, without limitation, the name(s) of key personnel and the number of employees at the facility) in association with the display of Licensee’s name and/or logo.
32.Choice of Law:  The parties agree that the interpretation, construction and enforcement of this contract shall be governed by the laws of the state in which the Premises are located.
33.Disputes and Arbitration Agreement:  BioLabs and Licensee mutually agree that any controversy or claim arising out of or relating to any aspect of the Licensee’s relationship with BioLabs or the Landlords, whether directly related to this Agreement or not,

Services Agreement
and whether arising before or after the date of this Agreement, which could have been brought in a court of law (“Covered Disputes”), shall be settled by arbitration administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Covered Disputes include all claims, rights, demands, losses, and causes Services Agreement of action arising: in contract, whether express or implied; or in tort; or under any common law theories; or under any covenants of good faith and fair dealing; or under any BioLabs policy; or under any federal, state, or municipal statute, executive order, regulation or ordinance. This arbitration agreement shall not prohibit actions solely seeking injunctive relief necessary to protect either party’s rights. With the exception of actions set forth above, arbitration shall be the exclusive means through which the Parties may seek relief in connection with any Covered Disputes. The Parties expressly waive their right to a trial by judge or by jury of any Covered Dispute, as well as their right to appeal the decision rendered by the arbitrator except on the grounds that the decision was procured by corruption, fraud or other undue influence or on the grounds specifically set forth in a statute applicable to vacating an arbitration award under this arbitration agreement. Licensee agrees that if Licensee wishes to assert a claim against BioLabs or the Landlords, the Licensee must present to BioLabs a written request for arbitration within 6 months of the date on which the Licensee knows or should have known of the Covered Dispute against BioLabs or the Landlords. Likewise, BioLabs must present a written request for arbitration to the Licensee against whom it wishes to assert a claim within the same time frame. Failure by either the Licensee or BioLabs to present such a request within this time shall constitute a waiver of the right to recover relief in any forum in connection with the Covered Dispute. Unless otherwise agreed to by Licensee and BioLabs, the arbitration shall take place in JAMS office closest to BioLabs’s headquarters. The party bringing the dispute to arbitration shall cover all costs of the arbitration until such time as the arbiter may choose to allocate costs differently. The Parties are entitled to discovery sufficient to adequately arbitrate their Covered Disputes, including, but not limited to, access to essential documents and witnesses, as determined by the arbitrator. The arbitrator shall apply the law designated in this Agreement. The arbitrator shall have the discretion to award monetary and other damages, or to award no damages, and to fashion any other relief that would otherwise be available in court. The arbitrator will issue a written arbitration decision that reveals the essential findings and conclusions on which the award is based. This arbitration provision shall survive the termination of this Agreement.
34.Nature of Agreements:  The parties agree that any oral discussion regarding modifying this Agreement shall be deemed by both parties to be exploratory in nature, and shall be binding on the parties only when reduced to writing and acknowledged in writing by both parties as agreed. This shall be the case even if one or both parties begin to operate on the basis of an oral discussion as though such discussion represented a definitive agreement. “In writing” shall include agreements reached by email, wherein stored electronic copies of emails shall be considered adequate evidence of said agreement. Failure of either party to enforce any provision of this Agreement shall not constitute a waiver of that term of the Agreement, and such provision may be enforced later, at any time, without prejudice. This Agreement constitutes the entire agreement between BioLabs and Licensee pertaining to the subject matter hereof and supersedes any and all written or oral agreements previously entered into between BioLabs and Licensee, including, without limitation, any Affiliate Member Services Agreement.
Limitation on Liability:  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN CLIENT AND BIOLABS AND/OR THE LANDLORDS (COLLECTIVELY, THE “RELEASED PARTIES”) TO THE CONTRARY: (A) THE RELEASED PARTIES SHALL NOT BE LIABLE TO CLIENT OR ANY OTHER PERSON FOR (AND CLIENT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS. DAMAGE OR INJURY, WHETHER ACTUAL, DIRECT OR CONSEQUENTIAL TO: CLIENT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION, TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH,

Services Agreement
SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES OR OTHER PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO ANY RELEASED PARTY FOR ANY ACT, OMISSION OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR OTHER PREMISES OR ARISING IN ANY WAY UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN SUCH RELEASED PARTY AND CLIENT WITH RESPECT TO THE SUBJECT MATTER HEREOF; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY RELEASED PARTY IN CONNECTION WITH THIS AGREEMENT NOR SHALL ANY RECOURSE BE HAD TO ANY PROPERTY OR ASSETS OF ANY RELEASED PARTY OR ANY SHAREHOLDER, SPONSOR, PARTNER, MEMBER, MANAGER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR CONTRACTOR OF ANY OF THEM (OR THE AFFILIATES THEREOF OR THEIR RESPECTIVE EMPLOYEES). UNDER NO CIRCUMSTANCES SHALL ANY RELEASED PARTY OR ANY SHAREHOLDER, SPONSOR, PARTNER. MEMBER, MANAGER, OFFICER. DIRECTOR, EMPLOYEE, AGENT OR CONTRACTOR OF ANY OF THEM (OR THE AFFILIATES THEREOF OR THEIR RESPECTIVE EMPLOYEES) BE LIABLE FOR INJURY TO CLIENT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.
Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT, BIOLABS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ALL SUCH WARRANTIES, RELATING TO THE PREMISES OR OTHER PREMISES OR SERVICES PROVIDED BY BIOLABS, OR ANY LOSS ASSOCIATED WITH ANY CLIENT MATERIALS, EQUIPMENT OR CONSUMABLES. ALL DATA AND OTHER SERVICES TO CLIENT ARE PROVIDED “AS-IS.

Services Agreement

Name of Licensee organization’s legal entity:
COMPASS Pathways, Inc.

Mailing Address

Email Address

Licensee federal tax ID#

(if left blank, agreement becomes a personal obligation of signer)

Signature:	/s/ George J. Goldsmith

Name of authorised signer:	George J. Goldsmith

Title:	Chairman & Co-Founder

BioInnovation Labs LLC

Signature:	/s/ Shannon Torstrom

Officer’s name:	Shannon Torstrom

Title:	Director of operations

Exhibit A

Premises: 180 Varick Street, New York NY 10014

Licensed Space:

Number of Users (a):	2

Number of Benches (b):	0

Number of Assigned Desk (c):

Number of Private Offices (d):	1-4 person office

First Date of Move-in:
*In no event shall the Licensed Space exceed 6,000 rentable square feet
Monthly License Fees:
The fee for the laboratory use described in this Agreement shall be:
(a)a per-user fee of $400.00 per month per person
(b)a per-bench fee of $3,600.00 per month per bench
(c)an assigned desk fee of $400.00 per month per desk
(d)A private office fee of starting at $800.00 per month per office
Fees do not include consumables and other laboratory supplies which will be charged separately as outlined in Section 7. A refundable service retainer equal to one time the recurring monthly fee will be required.
Decommission Fees:
A one-time decommissioning fee of $500.00 will be charged to cover decommissioning and cleanup costs and is due upon signing.
First Invoice Opening Charges:

QUANTITY	DESCRIPTION	UNIT PRICE	TOTAL
	User Fee	400	2
	Bench Fee	3600	0
	Decommission Fee (lab bench only)	500	0
	Assigned Desk Fee	400.00	0
	Private Office Desk	800.00	4
		Refundable Retainer	$4,000.00
		TOTAL DUE BY	$4,000.00/mo

Exhibit B
Automatic Debit Authorization Form (ACH Authorization Form)

Legal Company Name:
DBA:
Street Address:
City:	State:	Zip Code:
Phone:	Fax:	Effective Date:
Bank Name:
Bank Street Address:
City:	State:	Zip Code:
Bank Contact Name:		Bank Phone:
Transit/ABA or Routing #:	Account #:
I (we) hereby authorize BioInnovation Labs LLC (“BioLabs”), or its designated affiliates, to initiate debit/credit entries to my (our) account indicated above in the amounts equal to each invoice, and I authorize the depository financial institution named above to process said entries. I (we) understand that invoice amounts are variable with each payment period. I waive my right to receive written notice of varying amounts and elect instead to be notified one day prior to each pay date of the exact amount of the invoice for that payment period. I agree that the effective date of each debit will be the same as the pay date for that period and that if the above-named bank rejects or declines to pay for any reason a debit initiated under this agreement, the full amount of the invoice will be due immediately in certified funds.
This authority is to remain in full force and effect until BioLabs has received written notification from me of its termination in such manner as to afford BioLabs, and its own financial institutions a reasonable opportunity to act on it.
Authorized Signature:		Date:
Name and Title: (must be signer on the account)

Please attach a voided check for the bank account allocated for ACH debit payments.

BIOLABS USE ONLY

Date Received:_______________________	Received by:__________________________
Date Processed:______________________	Processed by:_________________________

NOTICE TO LICENSEE: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, LICENSEE MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

Exhibit D
Overview of Included Services
Office Rental Space BioLabs offering includes flexible, expandable office and wet laboratory space configured for use by growing companies. We provide access control using mechanical keys, electronic card keys and recorded video. All normal office utilities and services, such as electricity, office-hours HVAC, trash pickup, etc. are included. Access is provided on 24x7 basis. Although HVAC is on in the office areas Monday - Friday and Saturdays 9 am- 3 pm. AC is available 24x7 in the laboratory areas.
Office Furniture Each individual is provided with a complete workstation, including a desk, adjustable office chair and locking file storage space.
Internet Each employee is provided with a high-speed Internet connection for office use. BioLabs holds its own IP address block and maintains high-speed connections (an optical fiber loop) to the Internet. Internet connections for non-office use (e.g. web servers) are not permitted without written permission.
Copier, Printer & Fax Your service includes unmetered use of black and white and color printers, and commercial-grade copiers..
Conference Rooms Your service includes unmetered use of well-appointed conference rooms available with data projectors as well as unmetered use of digital Polycom audio and video conferencing equipment. Conference rooms are booked via a web page. Dedicated conference rooms for companies requiring frequent all-day meetings or intensive use for training or other purposes are available at a separate charge.
Kitchen Services BioLabs has a fully stocked kitchen and food and drink are included in your rent. BIOLABS stocks yogurts, fruits, soft drinks, ice cream sandwiches, and other snacks and cold beverages. BIOLABS also stocks a full selection of gourmet coffees and a high-end by-the-cup coffee brewing system. Fair consumption is on the honor system.
Reception and Facilities Management Services BioLabs takes care of janitorial services, front desk reception, routing of mail, packages and faxes, access control and management of the facility.
Environmental Health and Safety BioLabs provides permitting and EHS support. AH laboratory users must attend safety training and go through the EHS orientation in order to utilize the laboratory spaces. We also manage your waste removal and chemical storage.
Lab Equipment Your service includes unmetered used of basic laboratory equipment, freezer and refrigerator storage and access to fully-equipped Tissue Culture Rooms. Some equipment is shared and you must adhere to safety requirements on the equipment at all times. In order to access the equipment, the user must be authorized and must have had the appropriate training.
Purchasing BioLabs manages the entire procurement process and each member must purchase through our centralized purchasing system. This allow you to benefit from our vendor discounts and manages the intake and removal of hazardous materials.
Signage Members are not permitted to hang any signs or wall coverings without the written consent of BioLabs. BioLabs will provide directory signage in the lobby area that will help guests and visitors identify that member company is located within the space.
House Rules Members are asked to abide to House Rules and Code of Conduct as set forth by BioLabs

Exhibit E
BioLabs House Rules
•Members must abide by our rules, which we may amend in our reasonable discretion. We will notify Members of any amendments.
•Be courteous and show respect to both members and visitors.
•Be considerate when using the co-working area ensuring not to take up more than one open desk per person.
•When speaking on the phone, please adjust the volume of your voice. If your phone call might disrupt other people using the coworking space, please make your phone call in one of the conference rooms / phone booth.
•We suggest you put your cell phone on vibrate mode to prevent disturbing others.
•Pets are not allowed. For their safety, unless during an authorized family friendly event, Children may visit outside of normal business hours.
•All guests must be registered before entering the Premises.
•Members’ electronic devices must contain the current latest software updates and kept clean of malware, viruses or anything designed to perform malicious operations. BioLabs may remove any device from our networks that pose a threat to our networks or users.
•Any activity likely to be disruptive or dangerous, illegal or generally regarded as offensive is prohibited.
•Members may not take, copy or use any information or intellectual property belonging to BioLabs or other Member Companies or their Members or guests.
•Office Space may not be used in a “retail,” “medical,” or other nature involving frequent visitors.
•You must not directly or indirectly take, copy or use any information or intellectual property belonging to other members or member companies or any of their guests, including without limitation personal names, likenesses, voices, business names, trademarks, service marks, logos, trade dress, other identifiers or other intellectual property, or modified or altered versions of the same.
•We do not control and are not responsible for the actions of other members or any other third parties. If a dispute arises between members or their guests, we shall have no responsibility or obligation to participate, mediate or indemnify any party.
•Keys and key cards provided by BioLabs remain our property and must not be copied or shared. Members are responsible for replacement fees if they are lost, stolen or destroyed. Locks must not be installed unless authorized in advance by BioLabs.
•To host Member events at the Premises, BioLabs needs fully completed required paperwork and reasonable prior notice.
•Alterations and/or installations to the Office Space require BioLabs approval. Members are responsible for the removal of such items, as well as installation and removal costs. Approved alterations, installations, and removals must be coordinated the Community Manager at the Premises.

•In general, we expect that you will not perform any activity that is reasonably likely to be disruptive, damaging or dangerous to us, our employees or agents, other members, any guests or any other third parties or property.
•Member Companies must ensure that no alcohol is consumed by Members who are younger than the legal age for consuming alcohol in the applicable jurisdiction.
•Members are responsible to successfully completing EHS courses before being given access to the lab.

Exhibit F
BioLabs Commitment to Safety
Our Mission and How We Work
Our mission is to help create the next generation of powerhouse biotech companies by providing entrepreneurs and innovative life-sciences startups with the space and resources they need to test out, challenge, and nurture early ideas. Our aim is to foster a collaborative atmosphere with and amongst all of our residents. We strive to be “green” by minimizing the impact of our operations on the environment, and endeavor to operate as a good community citizen.
Our Commitment to Environmental Health and Safety
BioLabs is committed to creating and maintaining a safe and healthy environment for all who work in or visit our facility. Accordingly, we worked to design a robust EHS program, suitable for the varied needs of all resident companies. Integral to our EHS commitment, we:
•Provide fully permitted laboratory space
•Provide equipment designed with suitable engineering controls for the safe performance of laboratory work, and work to maintain it to manufacturers’ specifications
•Provide personal protective equipment that is required in our laboratory facilities, necessary for the safety of scientific personnel or visitors
Resident Responsibilities
In order to achieve our safety commitment, BioLabs expects all residents to conduct their operations in accordance with the established EHS policies and procedures. As a condition of residency, you must:
•Be familiar with and adhere to all BioLabs EHS policies and procedures
•Conduct your work safely at all times; consider its impact on both people and the environment
•Don’t wait: see something, say something! Report any environmental, health or safety incident that occurs in your area immediately
•Attend all required EHS trainings for your operations
•Seek advice and counsel before conducting work with materials, agents, or processes with uncharacterized EHS implications
•Use the engineering controls provided for all work that may produce exposures to personnel or other residents
•Work with the BioLabs staff to maintain the EHS program; and help us as we work to constantly improve it
•Do your part in creating and maintaining a safe and compliant BioLabs operation and culture - we’re all in this together!

Exhibit G
Temporary Access Addendum
This Temporary Access Addendum (the “Addendum”), dated _______ (the “Addendum Effective Date”), is an addendum to that certain Services Agreement by and between BioInnovation Labs LLC (“BioLabs”) and __________ (“Client” or “Licensee”) dated ________ (the “Agreement”). Capitalized terms used by not defined herein shall have the meaning given to them in the Agreement. The parties agree as follows:
1.Subject to the terms of the Agreement (including this Addendum), BioLabs will allow (the “Additional Employee”) access to lab bench within the Licensed Space on up to eight (8) days in each calendar month during the Term. For clarity, the Additional Employee is only granted access to use the lab bench assigned to Licensee.
2.Licensee shall pay BioLabs $100 for each day in which the Additional Employee accesses the Licensed Space. Such payment is due within thirty (30) days after BioLabs invoice therefore.
3.All terms and conditions of the Agreement that apply to Licensee and its employees registered with BioLabs also apply to the Additional Employee. This includes, without limitation, the requirement that Additional Employee attend safety training and go through the Environmental Health and Safety orientation prior to using the laboratory.
4.This Addendum is hereby incorporated into the Agreement. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Copies (whether photostatic, facsimile or otherwise) of this Addendum may be made and relied upon to the same extent as an original.
WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives.

[LICENSEE NAME]	BIOINNOVATION LABS LLC (“BioLabs”)

By:	By:

title:	Title:

Date:	Date:

AMENDMENT NO.1 TO SERVICES AGREEMENT
This Amendment No.1 (the “Amendment”), effective as of April, 2020 (the “Amendment Effective Date”), is between Compass Pathways Inc. (“Client or Licensee”), and BioInnovation Labs, LLC (“BioLabs”), and amends that certain Services Agreement between the parties, dated 4/22/2020 (the Agreement). Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings herein as assigned to such terms in the Agreement.
WHEREAS, pursuant to the Agreement, BioLabs provides to Licensee certain Services and Licensed Space; and
WHEREAS, the parties desire to amend certain terms of the Agreement, as set forth in this Amendment.
NOW THEREFORE, in consideration of the. premises and the parties mutual covenants, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and BioLabs agree as follows
1.AMENDMENT.
1.1Payment Terms. The parties hereby agree that Section 9(b) of the Agreement is deleted and replaced in its entirety by the following:
“(b) Licensee shall execute the automatic debit authorization form attached hereto as Exhibit B and provide BioLabs with financial or banking information sufficient to permit BioLabs to make an automatic bank debit (ACH) for all License Fee and Consumables Fee invoices issued by BioLabs. Licensee hereby authorizes BioLabs to withdraw (i) each License Fee invoice amount upon Licensee’s receipt of the applicable invoice; and (ii) each Consumable Fee invoice amount within five (5) days after the date of such invoice. If Licensee requests an order for consumables, supplies, and/or equipment with a total cost equal to or greater than $10,000, BioLabs shall be entitled to immediate reimbursement from Licensee for such total cost and Licensee also authorizes BioLabs to withdraw such amount. Additionally, BioLabs may, in its sole discretion, condition its purchase of Consumables on Licensees prepayment therefor."
2.EFFECT. This Amendment shall be effective and binding upon the parties as of the Amendment Effective Date. Except and only to the extent specifically modified herein, all of the terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. In case of any conflict or inconsistency between the provisions of this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Execution of a facsimile copy (including PDF) shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

IN WITNESS WHEREOF, intending to be legally bound, the Licensee and BioLabs have executed this Amendment as of the Amendment Effective Date.

BIOINNOVATION LABS, LLC

By:	/s/ John Boghossian	By:	/s/ Shannon Torstrom

Name:	John Boghossian	Name:	Shannon Torstrom

Title:	Vice President of Operations	Title:	Director of operations

Services Agreement
Name of Licensee organization's legal entity:
COMPASS Pathways, Inc.
Mailing Address

180 Varick Street, 6th Floor, New York, NY 10014
Email Address
Licensee federal tax ID#
(if left blank, agreement becomes a personal
obligation of signer)
Signature:     /s/ George Goldsmith
Name of authorized signer:  George Goldsmith
Title: Co-founder and CEO
BioInnovation Labs LLC
Signature:    /s/ Shannon Torstrom
Officer's name: Shannon Torstrom 6/26/20
Title:    Director of Operations

Exhibit A
License Fees/Space

Premises: 180 Varick Street, New York NY 10014
Licensed Space:
Number of Users (a):                         6 users
Number of Benches (b):                    0
Number of Assigned Desk (c):         6
Number of Private Offices (d):         1-4-person private office (Rm 635);
                                                            1-2-person private office (Rm 651)
First Date of Move-in:                       8/01/2020
*In no event shall the Licensed Space exceed 6,000 rentable square feet
Monthly License Fees:
The fee for the laboratory use described in this Agreement shall be:
(a) a per-user fee of $ 400.00 per month per person
(b) a per-bench fee of $3,600.00 per month per bench
(c) an assigned desk fee of $400.00 per month per desk
(d) A private office fee of starting at $800.00 per month per office
Fees do not include consumables and other laboratory supplies which will be charged separately as outlined in Section 7. A refundable service retainer equal to one time the recurring monthly fee will be required.
Decommission Fees:
A one-time decommissioning fee of $500.00 will be charged to cover decommissioning and cleanup costs and is due upon signing.
First Invoice Opening Charges:

QUANTITY	DESCRIPTION	UNIT PRICE		TOTAL
6	User Fee	400		$2,400.00
	Bench Fee	3600
	Decommission Fee (lab bench only)	500
	Assigned Desk Fee	400.00
6	Private office desk	800.00		$4,800.00
		Refundable Retainer		$1,600.00
		TOTAL DUE BY
		$8,800.00	due by 8/15/2020
Refundable Retainer is for the 2-person office:
2*$800.00 = $1,600.00

Exhibit C-1
Insurance -180 Varick Street
With respect to the spaces it makes use of from time to time within BioLabs’s premises, Licensee agrees to maintain at its own cost during the term hereof insurance coverage for:
(a) Comprehensive General Liability Insurance (CGL) against all claims and demands for bodily injury-personal injury and property damage arising out of Licensee’s operations (including, without limitation by any of its agents, servants, employees, invitees, consultants, contractors, subcontractors, sub-licensees and/or sub-sublicensees), assumed liabilities or use of the Premises and Other Premises (including, without limitation, any Common Facilities, Campus Amenities or Licensed Space). Such insurance shall be in amounts no less than:
Bodily Injury and Property Damage Liability.; $1,000,000 each occurrence and $2,000,000 annual aggregate
Personal Injury Liability; $1,000,000 each occurrence and $2,000,000 annual aggregate and 0% insured participation.
(b) fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring all of Licensee’s furniture, equipment, fixtures and property of every kind, nature and description which may be in or upon the Building.
Such policy(ies) shall also include contractual liability coverage covering such Licensee’s liability assumed under its agreement with BioLabs and under any written agreement between such Licensee and either of the Landlords, including without limitation such Licensee’s indemnification obligations hereunder or thereunder.
Such insurance policy(ies) shall name New York University, a New York education corporation, and 180 Varick LLC (the “Landlords”), BioLabs, any managing agent of the Landlords or BioLabs, and persons claiming by, through or under any of them, if any, as additional insureds. All such CGL shall be on an occurrence basis. Licensee shall provide BioLabs with all endorsements and an ACORD 25-S or ACORD-28 certificate evidencing coverage for such parties as additional insureds, prior to the date Licensee takes possession of its assigned, licensed premises. Such CGL certificates and endorsements must spell out the names of the additional insureds precisely as shown above. To the extent required by applicable state law, the Licensee also shall carry Worker’s Compensation Insurance. The insurance required under this Section must be placed with insurers authorized to do business in the state in which the Premises are located, with a rating of not less than “A-VIII” in the current Best’s Insurance Reports. All policies required under this Section shall be written as primary policies and not contributing to or in excess of any coverage either BioLabs or the Landlords may otherwise maintain. All insurance herein required shall be deemed an obligation of Licensee, not a discharge or limitation of Licensee’s obligation to indemnify BioLabs or the Landlords. If BioLabs provides the name of a particular broker or insurer to the Licensee, Licensee agrees that Licensee is itself nevertheless the sole party responsible for ensuring that such coverage meets these requirements.
Names and addresses of Additional Insureds:
NYCEDC and the City if New York are additional insured per terms outlined which include a blanket automatic additional insured provision that confers additional insured status to the certificate holder only if there is a written contract between the named insured and the certificate holder that requires the named insured to name the certificate holder as an additional insured. In the absence of such a contractual obligation on the part of the named insured, the certificate holder is not an additional insured under the policy. Regarding Project Number 6709001.
The Additional Insured Endorsement should include the following names and NOT be limited to “when required by written contract” unless a contract or PO includes this list:
The Certificate Holder Is:
New York City Economic Development Corporation
110 William Street
6th Floor
New York NY 10038

NOTICE TO LICENSEE: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, LICENSEE MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

Exhibit D
Overview of Included Services
Office Rental Space BioLabs offering includes flexible, expandable office and wet laboratory space configured for use by growing companies. We provide access control using mechanical keys, electronic card keys and recorded video. All normal office utilities and services, such as electricity, office-hours HVAC, trash pickup, etc. are included. Access is provided on 24x7 basis. Although HVAC is on in the office areas Monday - Friday and Saturdays 9 am - 3pm. AC is available 24x7 in the laboratory areas.
Office Furniture Each individual is provided with a complete workstation, including a desk, adjustable office chair and locking file storage space.
Internet Each employee is provided with a high-speed Internet connection for office use. BioLabs holds its own IP address block and maintains high-speed connections (an optical fiber loop) to the Internet. Internet connections for non-office use (e.g. web servers) are not permitted without written permission.
Copier, Printer & Fax Your service includes unmetered use of black and white and color printers, and commercial grade copiers..
Conference Rooms Your service includes unmetered use of well-appointed conference rooms available with data projectors as well as unmetered use of digital Polycom audio and video conferencing equipment. Conference rooms are booked via a web page. Dedicated conference rooms for companies requiring frequent all-day meetings or intensive use for training or other purposes are available at a separate charge.
Kitchen Services BioLabs has a fully stocked kitchen and food and drink are included in your rent. BIOLABS stocks yogurts, fruits, soft drinks, ice cream sandwiches, and other snacks and cold beverages. BIOLABS also stocks a full selection of gourmet coffees and a high-end by-the-cup coffee brewing system. Fair consumption is on the honor system.
Reception and Facilities Management Services BioLabs takes care of janitorial services, front desk reception, routing of mail, packages and faxes, access control and management of the facility.
Environmental Health and Safety BioLabs provides permitting and EHS support. All laboratory users must attend safety training and go through the EHS orientation in order to utilize the laboratory spaces. We also manage your waste removal and chemical storage.
Lab Equipment Your service includes unmetered used of basic laboratory equipment, freezer and refrigerator storage and access to fully-equipped Tissue Culture Rooms. Some equipment is shared and you must adhere to safety requirements on the equipment at all times. In order to access the equipment, the user must be authorized and must have had the appropriate training.
Purchasing BioLabs manages the entire procurement process and each member must purchase through our centralized purchasing system. This allow you to benefit from our vendor discounts and manages the intake and removal of hazardous materials.
Signage Members are not permitted to hang any signs or wall coverings without the written consent of BioLabs. BioLabs will provide directory signage in the lobby area that will help guests and visitors identify that member company is located within the space.
House Rules Members are asked to abide to House Rules and Code of Conduct as set forth by BioLabs

Exhibit E
BioLabs House Rules
•Members must abide by our rules, which we may amend in our reasonable discretion. We will notify Members of any amendments.
•Be courteous and show respect to both members and visitors.
•Be considerate when using the co-working area ensuring not to take up more than one open desk per person.
•When speaking on the phone, please adjust the volume of your voice. If your phone call might disrupt other people using the coworking space, please make your phone call in one of the conference rooms / phone booth.
•We suggest you put your cell phone on vibrate mode to prevent disturbing others.
•Pets are not allowed. For their safety, unless during an authorized family friendly event, Children may visit outside of normal business hours.
•All guests must be registered before entering the Premises.
•Members’ electronic devices must contain the current latest software updates and kept clean of malware, viruses or anything designed to perform malicious operations. BioLabs may remove any device from our networks that pose a threat to our networks or users.
•Any activity likely to be disruptive or dangerous, illegal or generally regarded as offensive is prohibited.
•Members may not take, copy or use any information or intellectual property belonging to BioLabs or other Member Companies or their Members or guests.
•Office Space may not be used in a “retail,” “medical,” or other nature involving frequent visitors.
•You must not directly or indirectly take, copy or use any information or intellectual property belonging to other members or member companies or any of their guests, including without limitation personal names, likenesses, voices, business names, trademarks, service marks, logos, trade dress, other identifiers or other intellectual property, or modified or altered versions of the same.
•We do not control and are not responsible for the actions of other members or any other third parties. If a dispute arises between members or their guests, we shall have no responsibility or obligation to participate, mediate or indemnify any party.
•Keys and key cards provided by BioLabs remain our property and must not be copied or shared. Members are responsible for replacement fees if they are lost, stolen or destroyed. Locks must not be installed unless authorized in advance by BioLabs.
•To host Member events at the Premises, BioLabs needs fully completed required paperwork and reasonable prior notice.
•Alterations and/or installations to the Office Space require BioLabs approval. Members are responsible for the removal of such items, as well as installation and removal costs. Approved alterations, installations, and removals must be coordinated the Community Manager at the Premises.
•In general, we expect that you will not perform any activity that is reasonably likely to be disruptive, damaging or dangerous to us, our employees or agents, other members, any guests or any other third parties or property.

•Member Companies must ensure that no alcohol is consumed by Members who are younger than the legal age for consuming alcohol in the applicable jurisdiction.
•Members are responsible to successfully completing EHS courses before being given access to the lab.

Exhibit F
BioLabs Commitment to Safety
Our Mission and How We Work
Our mission is to help create the next generation of powerhouse biotech companies by providing entrepreneurs and innovative life-sciences startups with the space and resources they need to test out, challenge, and nurture early ideas. Our aim is to foster a collaborative atmosphere with and amongst all of our residents. We strive to be “green” by minimizing the impact of our operations on the environment, and endeavor to operate as a good community citizen.
Our Commitment to Environmental Health and Safety
BioLabs is committed to creating and maintaining a safe and healthy environment for all who work in or visit our facility. Accordingly, we worked to design a robust EHS program, suitable for the varied needs of all resident companies. Integral to our EHS commitment, we:
•Provide fully permitted laboratory space
•Provide equipment designed with suitable engineering controls for the safe performance of laboratory work, and work to maintain it to manufacturers’ specifications
•Provide personal protective equipment that is required in our laboratory facilities, necessary for the safety of scientific personnel or visitors
Resident Responsibilities
In order to achieve our safety commitment, BioLabs expects all residents to conduct their operations in accordance with the established EHS policies and procedures. As a condition of residency, you must:
•Be familiar with and adhere to all BioLabs EHS policies and procedures
•Conduct your work safely at all times; consider its impact on both people and the environment
•Don’t wait: see something, say something! Report any environmental, health or safety incident that occurs in your area immediately
•Attend all required EHS trainings for your operations
•Seek advice and counsel before conducting work with materials, agents, or processes with uncharacterized EHS implications
•Use the engineering controls provided for all work that may produce exposures to personnel or other residents
•Work with the BioLabs staff to maintain the EHS program; and help us as we work to constantly improve it
•Do your part in creating and maintaining a safe and compliant BioLabs operation and culture - we’re all in this together!

Exhibit G
Temporary Access Addendum
This Temporary Access Addendum (the “Addendum”), dated __________ (the “Addendum Effective Date”), is an addendum to that certain Services Agreement by and between BioInnovation Labs LLC (“BioLabs”) and ____________ (“Client’ or “Licensee”) dated ______ (the “Agreement”). Capitalized terms used by not defined herein shall have the meaning given to them in the Agreement. The parties agree as follows:
1.Subject to the terms of the Agreement (including this Addendum), BioLabs will allow(the “Additional Employee”) access to lab bench within the Licensed Space on up to eight (8) days in each calendar month during the Term. For clarity, the Additional Employee is only granted access to use the lab bench assigned to Licensee.
2.Licensee shall pay BioLabs $100 for each day in which the Additional Employee accesses the Licensed Space. Such payment is due within thirty (30) days after BioLabs invoice therefore.
3.All terms and conditions of the Agreement that apply to Licensee and its employees registered with BioLabs also apply to the Additional Employee. This includes, without limitation, the requirement that Additional Employee attend safety training and go through the Environmental Health and Safety orientation prior to using the laboratory.
4.This Addendum is hereby incorporated into the Agreement. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Copies (whether photostatic, facsimile or otherwise) of this Addendum may be made and relied upon to the same extent as an original.
WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives.

[LICENSEE NAME]	BIOINNOVATION LABS LLC (“BioLabs”)

By:	By:

Title:	Title:

Date:	Date: